Exhibit 99.1
Nautilus Biotechnology Reports Third Quarter 2023 Financial Results
SEATTLE, WA, October 31, 2023 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single molecule proteome analysis platform, today reported financial results for the third quarter ended September 30, 2023.

“I’m very pleased with the progress Nautilus made in Q3 as we continue our drive towards commercial readiness”, said Sujal Patel, CEO of Nautilus. “Continuing to increase the scale and robustness of the platform remains a key area of focus as we ready the platform for launch next year. With an increasing focus on proteomics by the scientific community, moves by major life science companies to expand their proteomics-related offerings, and massive international investments in the study of proteins, it is clear to me that a strong foundation has been laid for the ‘proteomics era’ of biology and medicine to take root and flourish. I believe that our continued exceptional financial discipline and business execution, combined with a platform designed to establish a new gold standard for proteomic analysis, positions us well for both short-term and longer-term success.”
Third Quarter 2023 Financial Results
Operating expenses were $19.1 million for the third quarter of 2023, a 21% increase from $15.8 million for the three months ended September 30, 2022. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products.
Net loss was $15.9 million for the third quarter of 2023, as compared to a net loss of $14.1 million for the corresponding prior year period.
Cash, cash equivalents, and investments were $275.7 million as of September 30, 2023.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the third quarter 2023 financial results, business developments and outlook before market open on Wednesday, October 31, 2023 at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle, Washington and its research and development headquarters in San Carlos, California, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations with respect to any revenue timing or projections, expectations with respect to the timing of the launch of Nautilus’ product platform and full commercial availability, the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery, and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2023 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of September 30, 2023 and December 31, 2022 (Unaudited)

(in thousands, except share and per share amounts)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$74,104	$114,523
Short-term investments	109,185	69,948
Prepaid expenses and other current assets	3,499	2,738
Total current assets	186,788	187,209
Property and equipment, net	4,283	3,700
Operating lease right-of-use assets	33,669	28,866
Long-term investments	92,439	129,169
Other long-term assets	1,157	1,108
Total assets	$318,336	$350,052
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,142	$1,272
Accrued expenses and other liabilities	4,285	3,528
Current portion of operating lease liability	3,467	1,991
Total current liabilities	8,894	6,791
Operating lease liability, net of current portion	32,169	28,337
Total liabilities	41,063	35,128

Stockholders’ equity:
Preferred stock	—	—
Common stock	12	12
Additional paid-in capital	464,509	455,330
Accumulated other comprehensive loss	(2,033)	(1,854)
Accumulated deficit	(185,215)	(138,564)
Total stockholders’ equity	277,273	314,924
Total liabilities and stockholders’ equity	$318,336	$350,052

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three and Nine Months Ended September 30, 2023 and 2022 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2023	2022	2023	2022
Operating expenses
Research and development	$11,996	$9,571	$34,785	$28,085
General and administrative	7,079	6,249	21,366	19,229
Total operating expenses	19,075	15,820	56,151	47,314
Other income (expense), net	3,197	1,757	9,500	2,799
Net loss	$(15,878)	$(14,063)	$(46,651)	$(44,515)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.11)	$(0.37)	$(0.36)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,933,837	124,651,318	124,896,975	124,522,164

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Cash Flows Nine Months Ended September 30, 2023 and 2022 (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(46,651)	$(44,515)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,294	871
Stock-based compensation	9,064	7,547
Amortization (accretion) of premium (discount) on securities, net	(2,040)	(340)
Amortization of operating lease right-of-use assets	2,821	1,624
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(878)	239
Accounts payable	22	(850)
Accrued expenses and other liabilities	757	860
Operating lease liabilities	(2,200)	(865)
Net cash used in operating activities	(37,811)	(35,429)
Cash flows from investing activities
Proceeds from maturities of securities	51,249	142,075
Purchases of securities	(51,895)	(101,665)
Purchases of property and equipment	(2,029)	(2,095)
Net cash (used in) provided by investing activities	(2,675)	38,315
Cash flows from financing activities
Proceeds from exercise of stock options	23	274
Proceeds from issuance of common stock under employee stock purchase plan	92	153
Net cash provided by financing activities	115	427
Net (decrease) increase in cash, cash equivalents and restricted cash	(40,371)	3,313

Cash, cash equivalents and restricted cash at beginning of period	115,477	186,461
Cash, cash equivalents and restricted cash at end of period	$75,106	$189,774